Exhibit 4.1

SECOND AMENDMENT TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of July 6, 2007, is entered into among AMN HEALTHCARE, INC., a Nevada corporation (the “Borrower”), AMN HEALTHCARE SERVICES, INC., a Delaware corporation (the “Parent”), the Subsidiary Guarantors from time to time parties thereto, the lenders identified on the signature pages hereto (the “Lenders”) and BANK OF AMERICA, N.A., as Administrative Agent.

W I T N E S S E T H

WHEREAS, the Borrower, the Parent, the Subsidiary Guarantors, the Lenders party thereto, and the Administrative Agent entered into that certain Second Amended and Restated Credit Agreement dated as of November 2, 2005, as amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated as of May 1, 2006 (the “Existing Credit Agreement”);

WHEREAS, the Borrower has requested that the Lenders amend certain provisions of the Existing Credit Agreement;

WHEREAS, the Lenders have agreed to amend the Existing Credit Agreement in accordance with such request and as provided herein; and

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

PART 1

DEFINITIONS

SUBPART 1.1 Certain Definitions. Unless otherwise defined herein or the context otherwise requires, the following terms used in this Amendment, including its preamble and recitals, have the following meanings:

“Amended Credit Agreement” means the Existing Credit Agreement as amended hereby.

“Second Amendment” has the meaning set forth in Subpart 3.1.

SUBPART 1.2 Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Existing Credit Agreement.

PART 2

AMENDMENTS TO EXISTING CREDIT AGREEMENT

Effective on (and subject to the occurrence of) the Second Amendment Effective Date, subsection (k) of Section 8.7 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

(k) the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of the Parent or any option to acquire Capital Stock of the Parent in an aggregate cash amount not to exceed $25,000,000 in the aggregate; provided that (x) no Default or Event of Default exists either before or after giving effect to such Restricted Payment and (y) such repurchase, redemption or other acquisition or retirement occurs on or before September 30, 2007, and

PART 3

CONDITIONS TO EFFECTIVENESS

SUBPART 3.1 Second Amendment Effective Date. This Amendment shall be and become effective as of the date hereof when all of the conditions set forth in this Part 3 shall have been satisfied, and thereafter this Amendment shall be known, and may be referred to, as the “Second Amendment”.

SUBPART 3.2 Execution of Counterparts of Amendment. The Administrative Agent shall have received counterparts of this Amendment, which collectively shall have been duly executed on behalf of each of the Borrower, the Parent, the Subsidiary Guarantors, the Requisite Lenders, Lenders (other than Defaulting Lenders) holding in the aggregate at least a majority of the Revolving Commitments and the Administrative Agent.

SUBPART 3.3 Fees and Expenses. The Administrative Agent shall have received from the Borrower (i) the aggregate amount of fees and expenses payable to the Administrative Agent in connection with the consummation of the transactions contemplated hereby and (ii) all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen PLLC, special counsel to the Administrative Agent.

PART 4

MISCELLANEOUS

SUBPART 4.1 Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, after giving effect to this Amendment, (a) no Default or Event of Default exists under the Existing Credit Agreement, after giving effect to this Amendment and (b) the representations and warranties set forth in Section 6 of the Existing Credit Agreement are, subject to the limitations set forth therein, true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date, in which case, they are true and correct in all material respects as of such earlier date).

SUBPART 4.2 Cross-References. References in this Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment.

SUBPART 4.3 Instrument Pursuant to Existing Credit Agreement. This Amendment is executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Credit Agreement.

SUBPART 4.4 References in Other Credit Documents. At such time as this Amendment shall become effective pursuant to the terms of Subpart 3.1, all references to the “Credit Agreement” shall be deemed to refer to the Existing Credit Agreement as amended by this Amendment.

SUBPART 4.5 Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of executed counterparts of the Amendment by facsimile or electronic mail shall be effective as an original and shall constitute a representation that an original shall be delivered.

SUBPART 4.6 Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SUBPART 4.7 Acknowledgment. The Guarantors acknowledge and consent to all of the terms and conditions of this Amendment and agree that this Amendment does not operate to reduce or discharge the Guarantors’ obligations under the Existing Credit Agreement as amended by this Amendment or the other Credit

Documents. The Guarantors further acknowledge and agree that the Guarantors have no claims, counterclaims, offsets, or defenses to the Credit Documents and the performance of the Guarantors’ obligations thereunder or if the Guarantors did have any such claims, counterclaims, offsets or defenses to the Credit Documents or any transaction related to the Credit Documents, the same are hereby waived, relinquished and released in consideration of the Lenders’ execution and delivery of this Amendment. Each Guarantor also hereby confirms and agrees that notwithstanding the effectiveness of this Amendment, the Collateral Documents to which each of the undersigned is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Credit Party Obligations.

SUBPART 4.8 Binding Effect. This Amendment, the Existing Credit Agreement as amended by this Amendment and the other Credit Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. These Credit Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. Except as expressly modified and amended in this Amendment, all the terms, provisions and conditions of the Credit Documents shall remain unchanged and shall continue in full force and effect.

SUBPART 4.9 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SUBPART 4.10 General. Except as amended hereby, the Existing Credit Agreement and all other credit documents shall continue in full force and effect.

SUBPART 4.11 Severability. If any provision of this Amendment is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Credit Agreement as of the date first above written.

BORROWER:	AMN HEALTHCARE, INC.

	By:	/s/ SUSAN R. NOWAKOWSKI
	Name:	Susan R. Nowakowski
	Title:	President and CEO

PARENT:	AMN HEALTHCARE SERVICES, INC.

	By:	/s/ SUSAN R. NOWAKOWSKI
	Name:	Susan R. Nowakowski
	Title:	President and CEO

SUBSIDIARY GUARANTORS:	AMN SERVICES, INC. (formerly known as Worldview Healthcare, Inc.)

	By:	/s/ SUSAN R. NOWAKOWSKI
	Name:	Susan R. Nowakowski
	Title:	President and CEO

O’GRADY-PEYTON INTERNATIONAL (USA), INC.

	By:	/s/ SUSAN R. NOWAKOWSKI
	Name:	Susan R. Nowakowski
	Title:	CEO

INTERNATIONAL HEALTHCARE RECRUITERS, INC.

	By:	/s/ SUSAN R. NOWAKOWSKI
	Name:	Susan R. Nowakowski
	Title:	CEO

AMN STAFFING SERVICES, INC.

	By:	/s/ SUSAN R. NOWAKOWSKI
	Name:	Susan R. Nowakowski
	Title:	President and CEO

THE MHA GROUP, INC.

	By:	/s/ DENISE L. JACKSON
	Name:	Denise L. Jackson
	Title:	Senior Vice President

[Signatures Continued]

MERRITT, HAWKINS & ASSOCIATES

By:	/s/ DENISE L. JACKSON
Name:	Denise L. Jackson
Title:	Senior Vice President

MED TRAVELERS, INC.

By:	/s/ DENISE L. JACKSON
Name:	Denise L. Jackson
Title:	Senior Vice President

RN DEMAND, INC.

By:	/s/ DENISE L. JACKSON
Name:	Denise L. Jackson
Title:	Senior Vice President

STAFF CARE, INC.

By:	/s/ DENISE L. JACKSON
Name:	Denise L. Jackson
Title:	Senior Vice President

MHA ALLIED CONSULTING, INC.

By:	/s/ DENISE L. JACKSON
Name:	Denise L. Jackson
Title:	Senior Vice President

MED TRAVELERS, LLC

By:	/s/ DENISE L. JACKSON
Name:	Denise L. Jackson
Title:	Senior Vice President

LIFEWORK, INC.

By:	/s/ SUSAN R. NOWAKOWSKI
Name:	Susan R. Nowakowski
Title:	CEO

PHARMACY CHOICE, INC.

By:	/s/ SUSAN R. NOWAKOWSKI
Name:	Susan R. Nowakowski
Title:	CEO

[Signatures Continued]

RX PRO HEALTH, INC.

	By:	/s/ SUSAN R. NOWAKOWSKI
	Name:	Susan R. Nowakowski
	Title:	CEO

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N. A.,
in its capacity as Administrative Agent

	By:	/s/ CHARLES D. GRABER
	Name:	Charles D. Graber
	Title:	Vice President

LENDERS:	BANK OF AMERICA, N. A.,
in its capacity as Lender, Issuing Lender and Swingline Lender

	By:	/s/ CRAIG MURLLESS
	Name:	Craig Murlless
	Title:	Senior Vice President

[Signatures Continued]